CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Money Market Fund in the John Hancock Money Market Funds Prospectus and "Independent Auditors" in the John Hancock Money Market Fund Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 54 to the Registration Statement (Form N-1A No. 2-50931) dated March 1, 1997.

We also consent to the incorporation by reference therein of our report dated December 10, 1996, with respect to the financial statements and financial highlights of the John Hancock Money Market Fund (one of the portfolios constituting John Hancock Current Interest) in this Form N-1A.



                                                            /s/ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP

Boston, Massachusetts
February 24, 1997

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for U.S. Government Cash Reserve in the John Hancock Money Market Funds Prospectus and "Independent Auditors" in the John Hancock U.S. Government Cash Reserve Statement of Additional Information in Post-Effective Amendment No. 54 to the Registration Statement (Form N-1A, No. 2-50931) dated March 1, 1997.

We also consent to the incorporation by reference therein of our report dated July 3, 1996, with respect to the financial statements and financial highlights of the John Hancock U.S. Government Cash Reserve (one of the portfolios constituting John Hancock Current Interest) in the Form N-1A.




                                                       /s/ERNST & YOUNG LLP
                                                       ERNST & YOUNG LLP

Boston, Massachusetts
February 26, 1997